Exhibit 99.1

QDX HealthID Inc. Signs Distribution Agreement with Innova Medical Group Inc. Adding Antigen, Molecular and Antibody Tests to its COVID-19 Test Ecosystem

QDX™ HealthID’s ecosystem now includes 6 of 12 FDA Emergency Use Authorized rapid result COVID-19 tests

San Marcos, Texas, and Monrovia, Calif. – (August 11, 2020) – QDX HealthID Incorporated, a wholly owned subsidiary of Quantum Materials Corp. (OTC Bulletin Board: QTMM) – today announced that, in conjunction with its parent, has signed a distribution agreement with Innova Medical Group Inc. (IMG), a wholly owned subsidiary of Pasaca Capital, Inc., for the inclusion of IMG’s rapid-result antigen and antibody tests, and PCR swab tests, in the QDX™ HealthID ecosystem of COVID-19 testing solutions.

QDX™ HealthID, currently in beta release, is a SaaS-based platform allowing companies and individuals to view and select a particular COVID-19 test kit, authenticate and record their test results in a secure way, and then share authenticated results with friends, family—or any other third party to share negative virus statuses.

With this agreement, the QDX™ HealthID test kit ecosystem now includes 6 out of 12 rapid-result antibody tests currently granted the Food & Drug Administration’s (FDA) Emergency Use Authorization (EUA). These test kits and same-day antigen tests may be performed at point-of-care facilities and best support the most effective COVID-19 testing strategies that eliminate delays in receiving test results, which often render testing and tracking efforts completely ineffective.

The agreement between QDX™ HealthID and IMG allows users registered on the QDX™ HealthID platform to use an IMG-supplied test kit — when a healthcare provider prescribes it. The agreement is non-exclusive and allows other registered test kits and diagnostic services to be used by QDX™ HealthID customers.

Innova Medical Group Inc. (IMG) is a wholly owned subsidiary of Pasaca Capital. It brings the most innovative medical technologies to the global market to benefit as many people as possible. Dr. Charles Huang founded Pasaca Capital Inc. and Innova Medical Group Inc.

“We are excited to be working with Innova Medical Group and adding its test kit portfolio to our QDX™ HealthID ecosystem,” says Stephen B. Squires, CEO of QDX HealthID Incorporated. “This ecosystem now offers a comprehensive set of COVID-19 testing options allowing QDX™ HealthID to address the health safety needs of myriad industries and testing environments.”

“We are confident that adding QDX HealthID Incorporated to Innova Medical Group’s rapid test kit distribution group will ensure that even more, superior testing solutions will continue being a key solution for effectively detecting and tracking the COVID-19 virus, worldwide,” shares Dr. Charles Huang, Founder and Partner of Pasaca Capital Inc. “As industry leaders specializing in research, development, and the production of point-of-care testing, in-vitro diagnostic devices, and reagents, our test kit developers are all well-known as makers of superior technologies providing better healthcare solutions to benefit people everywhere.”

QDX HealthID Incorporated and Quantum Materials Corp. contact: Michael Glavich, VP, Business Development at mglavich@qdxhealthid.com

Pasaca Capital, Innova Medical Group, and general media inquiries contact: Head of Communications, Julie R. Manley, at jm@covidsignals.com and at (646) 981-3342.

For test kit distribution opportunities, contact IMG’s global sales and distribution partner, COVIDSignals™ at enquiry@covidsignals.com, at (207) 271-9501, or by visiting www.covidsignals.com.

About QDX HealthID Incorporated

QDX HealthID Incorporated is a wholly owned subsidiary of Quantum Materials Corp. (QMC) created to leverage, adapt, and augment QMC technologies to address global health and wellness opportunities, emphasizing authentication of people, products, and places while recognizing the individual’s information privacy rights. For more information, visit www.qdxhealthid.com.

About Quantum Materials Corp

Quantum Materials Corp. develops and manufactures quantum dots and nanomaterials for display, solar energy, and lighting applications through its proprietary high-volume continuous-flow production process. Combined with its proprietary blockchain technology, QMC’s unique quantum dots are also used in anti-counterfeit applications. QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to provide the foundation for technologically superior, energy-efficient, and environmentally sound displays, the next generation of solid-state lighting, and solar photovoltaic power applications. For more information, visit Quantum Materials Corp at www.quantummaterialscorp.com.

About Pasaca Capital Inc. and Innova Medical Group Inc.

Pasaca Capital Inc. is a private firm specializing in healthcare, manufacturing, high-tech, infrastructure, and entertainment. Pasaca leverages its global footprint, deep technology, and fundamental business analytical expertise, for both, public equities and private securities to seek out and execute high-value transactions with ROIs that outpace the markets and competition. Innova Medical Group Inc. is a wholly owned subsidiary of Pasaca Capital. It brings the most innovative medical technologies to the global market to benefit as many people as possible. Pasaca Capital Inc. and Innova Medical Group Inc. were founded by Dr. Charles Huang, a world-renowned, global business leader. For more information, visit www.pasacacapital.com or www.innovamedgroup.com.

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